Exhibit 99.1

Mesa Labs Acquires Hospital-Focused Cold Chain Monitoring Business

Lakewood, Colorado, November 7, 2016 – Mesa Laboratories, Inc. (NASDAQ:MLAB) (we, us, our, “Mesa” or the “Company”) today announced the acquisition of substantially all of the assets (other than cash and accounts receivable) and certain liabilities of the cloud-based continuous monitoring (“CM”) business of FreshLoc Technologies, Inc., a Texas corporation (“FreshLoc”).

CM systems are used by a wide variety of companies and institutions to monitor various environmental parameters such as temperature, humidity, differential pressure, and door closure state, to ensure that critical storage and processing conditions are maintained, and to provide alarms if certain values are exceeded. Governmental quality control regulations throughout the world require continuous monitoring of refrigerators, freezers, incubators, warehouses, manufacturing environments and a wide variety of other controlled environments. The primary market for FreshLoc’s CM systems has traditionally been in hospitals.

The FreshLoc CM business will be integrated into Mesa’s Cold Chain Monitoring Division in Lakewood, Colorado and is expected to increase revenues in this Division by approximately 25 percent. The acquisition is expected to be accretive to Mesa’s earnings per share in the first year following the acquisition.

“The integration of the FreshLoc business into Mesa’s existing Cold Chain Monitoring Division represents a great opportunity to add unique products to our offering, expand our market share in hospitals and become more competitive in the lower price portion of the market,” said John J. Sullivan, President and CEO of Mesa. “In 2006, FreshLoc was the first company to offer all cloud-based data storage in the monitoring market, allowing for ease of installation and increased data security. This capability, coupled with a lower initial purchase price, allowed FreshLoc to capture a significant portion of the hospital market. Mesa has focused most of its product and service offerings, such as the ViewPoint CM system that will be introduced to the market this quarter, on monitoring systems designed for the more demanding pharmaceutical applications. With the FreshLoc system, Mesa can now offer CM systems across the entire range of price and capability. This wide product portfolio, coupled with Mesa’s first class sales and support network will increase Mesa’s competitiveness in the broad CM market, whether being offered to FreshLoc’s current hospital customer base or other price sensitive portions of the CM market, such as food processing or retail.”

“We're really excited for the future of the Mesa-FreshLoc combination”, said Chairman and CEO of FreshLoc, Rik Heller. "FreshLoc was the first wireless sensor cloud-based system, and over time, we enhanced the design with in-sensor data logging and Ethernet/Wifi meshing. This created the most easily managed system in the marketplace, eliminating the need for all on-site software and data storage hardware. It is gratifying to us that, with decades of experience in this business, we can integrate FreshLoc so well with Mesa’s system and team. Most importantly, the customer experience is enhanced by the combination.”

“Lumos Partners was the exclusive advisor to FreshLoc on the transaction.”

About Mesa Laboratories, Inc.

We pursue a strategy of focusing primarily on quality control products and services, which are sold into niche markets that are driven by regulatory requirements. We prefer markets that have limited competition where we can establish a commanding presence and achieve high gross margins. We are organized into four divisions across eight physical locations. Our Instruments Division designs, manufactures and markets quality control instruments and disposable products utilized in connection with the healthcare, pharmaceutical, food and beverage, medical device, industrial hygiene, environmental air sampling and semiconductor industries. Our Biological Indicators Division provides testing services, along with the manufacturing and marketing of biological indicators and distribution of chemical indicators used to assess the effectiveness of sterilization processes, including steam, hydrogen peroxide, ethylene oxide and radiation, in the hospital, dental, medical device and pharmaceutical industries. Our Cold Chain Monitoring Division designs, develops and markets systems which are used to monitor various environmental parameters such as temperature, humidity and differential pressure to ensure that critical storage and processing conditions are maintained in hospitals, pharmaceutical and medical device manufacturers, blood banks, pharmacies and a number of other laboratory and industrial environments. Our Cold Chain Monitoring Division also provides parameter (primarily temperature) monitoring of products during transport in a cold chain and consulting services such as compliance monitoring and validation or mapping of transport and storage containers. Our Cold Chain Packaging Division provides packaging development consulting services and thermal packaging products such as coolers, boxes, insulation materials and phase-change products to control temperature during transport.

Forward Looking Statements

This press release may contain information that constitutes "forward-looking statements." Generally, the words "believe," "expect," "project," “anticipate,” “intend,” "estimate," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to revenue growth and statements expressing general views about future operating results — are forward-looking statements. Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and present expectations or projections. These risks and uncertainties include, but are not limited to, those described in our Annual Report on Form 10-K for the year ended March 31, 2016, and those described from time to time in our subsequent reports filed with the Securities and Exchange Commission.

CONTACT: John J. Sullivan, Ph.D.; President and CEO, or John Sakys; CFO, both of Mesa Laboratories, Inc., +1-303-987-8000

For more information about the Company, please visit its website at www.mesalabs.com